PTC Announces Q2 FY’12 Results, Issues Q3 Guidance and Revised FY’12 Targets

NEEDHAM, Mass.— April 25 , 2012 -- PTC (Nasdaq: PMTC) today reported financial results for its fiscal quarter ended March 31, 2012.

Highlights
•	Q2 Non-GAAP revenue of $302 million and non-GAAP EPS of $0.30
o	Q2 GAAP revenue of $301 million and GAAP EPS of $0.03
o	Q2 license revenue of $75 million
o	Q2 revenue contribution from MKS (acquired on May 31, 2011) and 4CS Solutions (acquired on September 2, 2011) was $23 million on a non-GAAP basis and $22 million on a GAAP basis
o	Non-GAAP operating margin of 16.8%; GAAP operating margin of 2.3%
o	No material impact from currency effects relative to Q2 guidance assumptions

•	Q3 Guidance: Revenue of $300 to $315 million and non-GAAP EPS of $0.28 to $0.32
o	GAAP EPS of $0.15 to $0.20
o	Assumes $1.30 USD / EURO. Revenue guidance assumes approximately $22 million contribution from MKS and 4CS, including $0.2 million in non-GAAP revenue

•	FY’12 Targets: Non-GAAP revenue of $1,265 to $1,285 million and non-GAAP EPS of $1.42 to $1.50
o	Non-GAAP operating margin of approximately 19%
o	GAAP revenue of $1,262 to $1,282 million and GAAP EPS of $0.76 to $0.84
o	Assumes $1.30 USD / EURO. Revenue guidance assumes approximately $90 million contribution from MKS and 4CS, including $3 million in non-GAAP revenue

The Q2 non-GAAP revenue results exclude a $1 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc. The Q2 non-GAAP EPS results also exclude $13 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization, $21 million of restructuring expense and acquisition-related expense, and related income tax adjustments.  The Q2 results include a non-GAAP tax rate of approximately 25%, an immaterial GAAP tax provision and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “For the second quarter, our total non-GAAP revenue was $302 million and our non-GAAP EPS was $0.30. As we discussed on our April 5, 2012 conference call, Q2 financial results were below expectations due to reduced license sales, impacted primarily by a large transaction in Europe that did not close and lower than expected performance in North America. Total license revenue of $75 million increased 1% year over year and on an organic basis decreased 10% year over year. Our total revenue was up 12%, reflecting contribution from MKS and 4CS as well as the growth of our maintenance and services business. On an organic constant currency basis, our total revenue was up 4% year over year.”

Heppelmann added, “While we are disappointed with our Q2 results, our market momentum and competitive positioning remain strong and we expect our pipeline to benefit over time from our focus on increasing sales capacity. Our organizational realignment around five market segments is progressing on plan and, importantly, we remain committed to driving long-term operating margin improvement.”

Jeff Glidden, chief financial officer, commented, “We delivered $0.30 of non-GAAP EPS in part due to better than anticipated services margins and continued discipline on operating expenses. We ended Q2’12 with $224 million of cash, up from $187 million at the end of Q1’12, reflecting strong operating cash flow, $40 million used to repay our revolving credit facility and $15 million for stock repurchases.”

Outlook Commentary
Glidden continued, “Looking to the full year FY’12, we are now targeting non-GAAP revenue growth of 8% to 10%. We are targeting license revenue growth of approximately 5%, services growth of approximately 14% and non-GAAP maintenance growth of approximately 9%. We expect MKS and 4CS to contribute approximately $90 million in revenue for the full year, including $3 million in non-GAAP revenue. We continue to anticipate significant improvement in services non-GAAP net margins with a target of approximately 10% to 11% for the year. Even with lower license revenue expectations for FY’12, we are targeting approximately 130bps of non-GAAP operating margin improvement, which reflects our focus on improving profitability. Our new FY’12 non-GAAP EPS target is $1.42 to $1.50.”

The FY’12 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 20% and 121 million diluted shares outstanding.  The FY’12 non-GAAP targets exclude approximately $21 million in restructuring charges, $3 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $51 million of stock-based compensation expense, $36 million of acquisition-related intangible asset amortization, $1 million of other expense, $3 million of acquisition-related expenses, and their related income tax effects.

Glidden added, “For Q3, we are providing guidance of $300 to $315 million in non-GAAP revenue, which includes approximately $22 million in non-GAAP revenue from the MKS and 4CS businesses. We are expecting approximately $75 to $85 million in license revenue in Q3, services revenue growth of approximately 12%, and non-GAAP maintenance revenue growth of approximately 7%. We are expecting non-GAAP EPS of $0.28 to $0.32.”   For Q3, the GAAP EPS target is $0.15 to $0.20.

The Q3 guidance assumes a non-GAAP tax rate of 25%, a GAAP tax rate of 20% and 121 million diluted shares outstanding.  The Q3 non-GAAP guidance excludes $0.2 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $12 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense, and their related income tax effects.

Senior management will host a live webcast and conference call on Thursday, April 26, 2012 at 8:30 am Eastern Time to discuss Q2 results.

Q2 Final Results Conference Call and Webcast
The earnings press release and accompanying prepared remarks will be accessible prior to the conference call and webcast on the Investor Relations section of the Company’s web site at www.ptc.com.

What:	PTC Fiscal Q2 Final Results Conference Call and Webcast
When:	Thursday, April 26th, 2012 at 8:30 am (ET)
Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC
Webcast:	www.ptc.com/for/investors.htm
Replay:	The audio replay of this event will be archived for public replay until 4:00 pm (CT) on May 6, 2012 at 1-866-463-4960. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc., stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, restructuring charges, certain foreign currency transaction losses, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements

Statements in this press release that are not historic facts, including statements about our fiscal 2012 financial expectations and other future financial and growth expectations, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility that foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that increases in sales capacity might not generate the additional sales pipeline and revenue that we expect, the possibility that new product releases and the MKS and 4CS businesses may not generate the revenue we expect, the possibility that we may be unable to achieve our profitability targets with lower license revenue, and the possibility that remedial actions we are taking in China following our previously announced investigation could adversely affect our revenue in China. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries.

About PTC
PTC (Nasdaq: PMTC) enables manufacturers to achieve maximum value from their product strategies with software and services designed to optimize key business processes throughout the entire product lifecycle – from conception and design to sourcing and service. PTC’s integral solution portfolio enables customers to unleash product innovation, improve collaboration and ensure product data integrity within engineering and across the enterprise, supply chain and service partner networks. Founded in 1985, PTC employs over 6,000 professionals serving more than 27,000 customers worldwide.  More information can be found at www.ptc.com.

Investor Contact:
PTC Investor Relations
Tim Fox, 781-370-5961
tifox@ptc.com

Media Contact:
PTC Public Relations
Eric Snow, 781-370-6210
esnow@ptc.com

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

Revenue:
License	$74,779	$74,215	$163,867	$149,688
Service	226,346	194,974	455,534	386,053
Total revenue	301,125	269,189	619,401	535,741

Cost of revenue:
Cost of license revenue (1)	7,824	6,558	15,483	12,512
Cost of service revenue (1)	85,392	75,213	175,952	155,320
Total cost of revenue	93,216	81,771	191,435	167,832

Gross margin	207,909	187,418	427,966	367,909

Operating expenses:
Sales and marketing (1)	90,962	81,163	188,740	165,684
Research and development (1)	54,576	53,051	109,569	104,573
General and administrative (1)	29,534	24,712	59,106	48,196
Amortization of acquired intangible assets	5,132	4,266	10,341	8,120
Restructuring charges	20,802	-	20,802	-
Total operating expenses	201,006	163,192	388,558	326,573

Operating income	6,903	24,226	39,408	41,336
Other expense, net	(2,967)	(822)	(5,610)	(2,708)
Income before income taxes	3,936	23,404	33,798	38,628
Provision for income taxes	367	4,387	8,106	6,351
Net income	$3,569	$19,017	$25,692	$32,277

Earnings per share:
Basic	$0.03	$0.16	$0.22	$0.27
Weighted average shares outstanding	119,003	118,194	118,356	117,501

Diluted	$0.03	$0.16	$0.21	$0.27
Weighted average shares outstanding	121,401	121,502	120,985	121,317

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011
Cost of license revenue	$7	$3	$12	$6
Cost of service revenue	2,171	1,583	4,684	3,720
Sales and marketing	3,306	2,350	7,034	4,779
Research and development	2,240	1,749	4,789	4,142
General and administrative	4,968	4,186	9,555	8,251
Total stock-based compensation	$12,692	$9,871	$26,074	$20,898

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

GAAP revenue	$301,125	$269,189	$619,401	$535,741
Fair value of acquired MKS deferred maintenance
revenue	736	-	2,258	-
Non-GAAP revenue	$301,861	$269,189	$621,659	$535,741

GAAP gross margin	$207,909	$187,418	$427,966	$367,909
Fair value of acquired MKS deferred maintenance
revenue	736	-	2,258	-
Stock-based compensation	2,178	1,586	4,696	3,726
Amortization of acquired intangible assets
included in cost of license revenue	3,931	3,339	8,034	6,702
Non-GAAP gross margin	$214,754	$192,343	$442,954	$378,337

GAAP operating income	$6,903	$24,226	$39,408	$41,336
Fair value of acquired MKS deferred maintenance
revenue	736	-	2,258	-
Stock-based compensation	12,692	9,871	26,074	20,898
Amortization of acquired intangible assets
included in cost of license revenue	3,931	3,339	8,034	6,702
Amortization of acquired intangible assets	5,132	4,266	10,341	8,120
Acquisition-related charges included in
general and administrative expenses	444	608	2,512	608
Restructuring charges	20,802	-	20,802	-
Non-GAAP operating income (2)	$50,640	$42,310	$109,429	$77,664

GAAP net income	$3,569	$19,017	$25,692	$32,277
Fair value of acquired MKS deferred maintenance
revenue	736	-	2,258	-
Stock-based compensation	12,692	9,871	26,074	20,898
Amortization of acquired intangible assets
included in cost of license revenue	3,931	3,339	8,034	6,702
Amortization of acquired intangible assets	5,132	4,266	10,341	8,120
Acquisition-related charges included in
general and administrative expenses	444	608	2,512	608
Restructuring charges	20,802	-	20,802	-
Non-operating foreign currency transaction loss (3)	-	-	761	722
Income tax adjustments (4)	(11,412)	(5,848)	(18,090)	(11,658)
Non-GAAP net income	$35,894	$31,253	$78,384	$57,669

GAAP diluted earnings per share	$0.03	$0.16	$0.21	$0.27
Stock-based compensation	0.10	0.08	0.22	0.17
Amortization of acquired intangibles	0.07	0.06	0.15	0.12
Acquisition-related charge	-	0.01	0.02	0.01
Restructuring charges	0.17	-	0.17	-
Income tax adjustments	(0.09)	(0.05)	(0.15)	(0.10)
All other items identified above	0.02	-	0.03	0.01
Non-GAAP diluted earnings per share	$0.30	$0.26	$0.65	$0.48

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Six Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011
GAAP operating margin	2.3%	9.0%	6.4%	7.7%
Fair value of deferred maintenance revenue	0.2%	0.0%	0.4%	0.0%
Stock-based compensation	4.2%	3.7%	4.2%	3.9%
Amortization of acquired intangibles	3.0%	2.8%	3.0%	2.8%
Acquisition-related charges	0.1%	0.2%	0.4%	0.1%
Restructuring charges	6.9%	0.0%	3.4%	0.0%
Non-GAAP operating margin	16.8%	15.7%	17.6%	14.5%

(3)
In the first quarter of 2012 we recorded $0.8 million of foreign currency transaction losses related to MKS legal entity mergers completed during the quarter.  In the first quarter of 2011 we recorded $0.7 million of foreign currency losses related to a previously announced litigation settlement in Japan.

(4)
Reflects the tax effects of non-GAAP adjustments for the three and six months ended March 31, 2012 and April 2, 2011, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as a one-time non-cash charge of $1.4 million related to the impact from a reduction in the statutory tax rate in Japan on deferred tax assets from a litigation settlement recorded in the first quarter of 2012.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	September 30,
	2012	2011

ASSETS

Cash and cash equivalents	$224,107	$167,878
Accounts receivable, net	204,437	230,220
Property and equipment, net	64,021	62,569
Goodwill and acquired intangible assets, net	821,727	835,411
Other assets	344,324	333,604

Total assets	$1,658,616	$1,629,682

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$341,354	$294,324
Borrowings under revolving credit facility	160,000	200,000
Other liabilities	299,269	312,668
Stockholders' equity	857,993	822,690

Total liabilities and stockholders' equity	$1,658,616	$1,629,682

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$3,569	$19,017	$25,692	$32,277
Stock-based compensation	12,692	9,871	26,074	20,898
Depreciation and amortization	16,259	14,651	33,285	28,720
Accounts receivable	25,403	16,857	38,698	15,899
Accounts payable and accruals (5)	18,988	3,916	(13,868)	(25,317)
Deferred revenue	35,557	34,594	33,482	27,169
Litigation settlement	-	-	-	(52,129)
Income taxes	(9,492)	(7,129)	(11,901)	(9,198)
Excess tax benefits from stock-based awards	(303)	(268)	(453)	(530)
Other	(6,124)	(13,233)	2,025	(7,551)
Net cash provided by operating activities	96,549	78,276	133,034	30,238

Capital expenditures	(9,054)	(6,148)	(16,624)	(11,560)
Acquisitions of businesses, net of cash acquired	(290)	-	(1,170)	-
Payments on debt	(40,000)	-	(40,000)	-
Proceeds from issuance of common stock	6,927	3,742	14,123	15,974
Payments of withholding taxes in connection with
vesting of stock-based awards	(6,804)	(4,788)	(19,465)	(21,956)
Repurchases of common stock	(14,983)	-	(14,983)	-
Excess tax benefits from stock-based awards	303	268	453	530
Foreign exchange impact on cash	4,108	5,239	861	6,025

Net change in cash and cash equivalents	36,756	76,589	56,229	19,251
Cash and cash equivalents, beginning of period	187,351	182,915	167,878	240,253
Cash and cash equivalents, end of period	$224,107	$259,504	$224,107	$259,504

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits